                                                                     EXHIBIT 1.2


                     IRREVOCABLE UNDERTAKING OF L.W. KINCH


Halliburton Company ("the Offeror")
Lincoln Plaza
500 North Akard Street
Dallas
Texas 75201
United States



1. Subject to and in consideration of the Offeror agreeing to make an offer (the "Offer") for the whole of the issued ordinary share capital of PES (International) Limited (the "Company") not already owned by the Offeror or its associates (as defined in section 430E of the Companies Act 1985) on the terms and conditions set out or referred to in the offer document (the "Offer Document") proposed to be dated [24th May] 1999, a copy of which is attached hereto, I, the undersigned, hereby irrevocably undertake that, provided that the Offer Document is despatched to the ordinary shareholders of the Company not later than [28th May] 1999 (or such later date as may be agreed between the Offeror and the Directors of the Company) and subject to the provisions of Clause 6 below:

      (i) being the beneficial owner and registered holder of 300,000 ordinary shares of 10p each in the capital of the Company (which shares are all those owned beneficially by me) (the "Shares") and having all relevant authority to (and, upon the Offer being made) continuing to have all relevant authority to accept or procure acceptances of the Offer in respect of the Shares, I shall, within 7 days of receipt of the Offer Document and in accordance with the instructions set out therein, despatch or procure the despatch of duly executed forms of acceptance of the Offer in respect of all of the Shares and will at the same time forward the relevant share certificate(s) and/or other documents of title in respect of the Shares and I shall from time to time promptly complete, execute and deliver all other documents which the Offeror may reasonably require to perfect its title to the Shares;

     (ii) I shall not, prior to the closing or lapsing of the Offer or the withdrawal of the Offer (whichever is the earlier), sell, transfer, charge, pledge, encumber, grant any option over or otherwise dispose of or permit the sale, transfer, charging, encumbering, granting of any option over or other disposition of (save to the Offeror under the Offer), or accept any other offer in respect of, all or any of the Shares or enter into any agreement or arrangement with any other person, whether conditionally or unconditionally, to do all or any of the acts referred to in this paragraph;

     (iii) the Shares shall be acquired pursuant to the Offer free from all liens, charges and encumbrances and together with all rights attached thereto including all rights to dividends or other distributions hereafter declared, paid or made;

     (iv) I will not, without your consent or as may be contemplated in the Offer, prior to the Offer closing or lapsing or the withdrawal of the Offer (whichever is the earlier) (in my capacity as a Director of the Company, so far as not inconsistent with my duties or obligations under the general law) convene or (in my capacity as a shareholder) requisition any meeting of the members of the Company or otherwise circulate any of the same;

     (v) I will exercise the votes attached to the Shares in favour of the resolutions set out in the notice to be sent with the Offer Document to shareholders in the Company convening an extraordinary general meeting of the Company on [21st June] 1999 and against any resolution proposed to adjourn such meeting;

     (vi) I will exercise the votes attached to the Shares or any of them in accordance with the Offeror's instructions in respect of any resolution which may be proposed at any general meeting of shareholders of the Company, or of any class of such shareholders, held during the period commencing with the date that the Offer becomes or is declared unconditional and ending on the date on which the relevant Shares are registered in the name of the Offeror or its nominees following that offer having become or been declared unconditional;

     (vii) I will not, prior to the closing or lapsing of the Offer or the withdrawal of the Offer (whichever is the earlier), solicit any general offer for the issued share capital of the Company from any third party or make any such offer nor in my capacity as a Director of the Company (save insofar as it is not inconsistent with my duties or obligations under the general law) take any step to impede, prevent or delay the Offer becoming unconditional;

     (viii) being a Director of the Company and subject to continuing to be so, I will upon the Offer becoming unconditional in all respects take such action (save in so far as it is not inconsistent with the terms of the Company's articles of association or with my duties or obligations under general law) as the

            Offeror may request and at the expense of the Offeror to ensure the registration of the Offeror or its nominee as the holder of the Shares or any of them, and without prejudice to the generality of the foregoing, will, upon the Offer becoming unconditional in all respects, if so required by the Offeror, convene (or join in convening) and attend a meeting of the board of Directors of the Company and (save in so far as it is not inconsistent with the terms of the Company's articles of association or with my duties or obligations under general law) vote in accordance with the Offeror's instructions in respect of any resolution which may be proposed in connection with the Offer [and resign from the respective Boards of Directors of [the Company and] those of its subsidiaries of which I am a Director].


2. Subject and in consideration as provided in Clause 1 above I, the undersigned, being a Director of the Company shall so far as not inconsistent with my duties or obligations under the general law, recommend to all ordinary shareholders of the Company acceptance of the Offer.

3. I understand that, this undertaking will, if the Offer Document is despatched to ordinary shareholders of the Company, be made available for inspection while the Offer remains open for acceptance and that particulars of it will be included in the Offer Document.

4.   In this undertaking:-

     (i) the expression the "Shares" shall include any other shares in the Company attributable to or derived from the Shares and any shares issued in respect of the Shares or into which the Shares may be converted pursuant to any reorganisation of the share capital of the Company; and

     (ii) references to the "period of the Offer" are references to the period commencing on the date of this undertaking and continuing thereafter unless and until the Offer lapses without becoming unconditional or is withdrawn.

5. In order to secure the performance of my undertaking in paragraph 1 above, I hereby irrevocably appoint any other Director of the Company to be my attorney in my name or otherwise and on my behalf to accept and approve the Offer, to sign any form or forms of acceptance and/or transfer relating thereto, to sign any other documents in relation to the Offer which require my signature either as a shareholder in or as a Director of the Company and generally to comply with the terms of the Offer Document and such appointment shall be irrevocable in accordance with section 4 of the Powers of Attorney Act 1971 until the expiry of the period of the Offer or the withdrawal of my acceptance of the Offer pursuant to Clause 6 below.

6. Nothing contained in this letter shall prevent or restrict me from withdrawing my acceptance of the Offer should Halliburton determine to modify the terms of the Offer (other than to agree that it will accept a percentage less than 90% but more than 33% of the PES ordinary shares to which the Offer relates). In the event of me so withdrawing my acceptance of the Offer the undertakings contained in Clauses 1 and 2 above shall lapse immediately notwithstanding that such undertakings may be expressed to be irrevocable.

7. Time shall be of the essence as regards any time, date or period mentioned in this undertaking or extended by mutual agreement.

8. The irrevocable undertaking contained in this letter shall be governed by and construed in accordance with the laws of England and I hereby submit to the non-exclusive jurisdiction of the English courts.



Dated:       1999


IN WITNESS of which the party has signed this instrument as a deed and has delivered it upon dating it.


SIGNED as a DEED by                 )
LAURENCE WILLIAM KINCH              )
in the presence of:-                )

Signature of witness:

Name:
Address:
Occupation:

                                                                     EXHIBIT 1.2

                    IRREVOCABLE UNDERTAKING OF N. ARIZMENDI



Halliburton Company ("the Offeror")
Lincoln Plaza
500 North Akard Street
Dallas
Texas 75201
United States


1. Subject to and in consideration of the Offeror agreeing to make an offer (the "Offer") for the whole of the issued ordinary share capital of PES (International) Limited (the "Company") not already owned by the Offeror or its associates (as defined in section 430E of the Companies Act 1985) on the terms and conditions set out or referred to in the offer document (the "Offer Document") proposed to be dated [24th May] 1999, a copy of which is attached hereto, I, the undersigned, hereby irrevocably undertake that, provided that the Offer Document is despatched to the ordinary shareholders of the Company not later than [28th May] 1999 (or such later date as may be agreed between the Offeror and the Directors of the Company) and subject to the provisions of Clause 5 below:

      (i) being the beneficial owner and registered holder of 13,150 ordinary shares of 10p each in the capital of the Company (which shares are all those owned beneficially by me) (the "Shares") and having all relevant authority to (and, upon the Offer being made) continuing to have all relevant authority to accept or procure acceptances of the Offer in respect of the Shares, I shall, within 7 days of receipt of the Offer Document and in accordance with the instructions set out therein, despatch or procure the despatch of duly executed forms of acceptance of the Offer in respect of all of the Shares and will at the same time forward the relevant share certificate(s) and/or other documents of title in respect of the Shares and I shall from time to time promptly complete, execute and deliver all other documents which the Offeror may reasonably require to perfect its title to the Shares;

      (ii) I shall not, prior to the closing or lapsing of the Offer or the withdrawal of the Offer (whichever is the earlier), sell, transfer, charge, pledge, encumber, grant any option over or otherwise dispose of or permit the sale, transfer, charging, encumbering, granting of any option over or other disposition of (save to the Offeror under the Offer), or accept any other offer in respect of, all or any of the Shares or enter into any agreement or arrangement with any other person, whether conditionally or unconditionally, to do all or any of the acts referred to in this paragraph;

      (iii) the Shares shall be acquired pursuant to the Offer free from all liens, charges and encumbrances and together with all rights attached thereto including all rights to dividends or other distributions hereafter declared, paid or made;

      (iv) I will not, without your consent, prior to the Offer closing or lapsing or the withdrawal of the Offer (whichever is the earlier) (in my capacity as a shareholder) requisition any meeting of the members of the Company or otherwise circulate any of the same;

      (v) I will exercise the votes attached to the Shares in favour of the resolutions set out in the notice to be sent with the Offer Document to shareholders in the Company convening an extraordinary general meeting of the Company on [21st June] 1999 and against any resolution proposed to adjourn such meeting;

      (vi) I will exercise the votes attached to the Shares or any of them in accordance with the Offeror's instructions in respect of any resolution which may be proposed at any general meeting of shareholders of the Company, or of any class of such shareholders, held during the period commencing with the date that the Offer becomes or is declared unconditional and ending on the date on which the relevant Shares are registered in the name of the Offeror or its nominees following that offer having become or been declared unconditional;

     (vii) I will not, prior to the closing or lapsing of the Offer or the withdrawal of the Offer (whichever is the earlier), solicit any general offer for the issued share capital of the Company from any third party or make any such offer;

2. I understand that, this undertaking will, if the Offer Document is despatched to ordinary shareholders of the Company, be made available for inspection while the Offer remains open for acceptance and that particulars of it will be included in the Offer Document.

3.    In this undertaking:-

      (i) the expression the "Shares" shall include any other shares in the Company attributable to or derived from the Shares and any shares issued in respect of the Shares or into which the Shares may be converted pursuant to any reorganisation of the share capital of the Company; and

      (ii) references to the "period of the Offer" are references to the period commencing on the date of this undertaking and continuing thereafter unless and until the Offer lapses without becoming unconditional or is withdrawn.

4. In order to secure the performance of my undertaking in paragraph 1 above, I hereby irrevocably appoint any Director of the Company to be my attorney in my name or otherwise and on my behalf to accept and approve the Offer, to sign any form or forms of acceptance and/or transfer relating thereto, to sign any other documents in relation to the Offer which require my signature as a shareholder in the Company and generally to comply with the terms of the Offer Document and such appointment shall be irrevocable in accordance with section 4 of the Powers of Attorney Act 1971 until the expiry of the period of the Offer or the withdrawal of my acceptance of the Offer pursuant to Clause 5 below.

5. Nothing contained in this letter shall prevent or restrict me from withdrawing my acceptance of the Offer should Halliburton determine to modify the terms of the Offer (other than to agree that it will accept a percentage less than 90% but more than 33% of the PES ordinary shares to which the Offer relates). In the event of me so withdrawing my acceptance of the Offer the undertakings contained in Clause 1 above shall lapse immediately notwithstanding that such undertakings may be expressed to be irrevocable.

6. Time shall be of the essence as regards any time, date or period mentioned in this undertaking or extended by mutual agreement.

7. The irrevocable undertaking contained in this letter shall be governed by and construed in accordance with the laws of England and I hereby submit to the non-exclusive jurisdiction of the English courts.


Dated:              1999



IN WITNESS of which the party has signed this instrument as a deed and has delivered it upon dating it.

SIGNED as a DEED by                 )
NAPOLEON ARIZMENDI                  )
in the presence of:-                )

Signature of witness:

Name:
Address:
Occupation:

                      IRREVOCABLE UNDERTAKING (FAMILIES)


Halliburton Company ("the Offeror")
Lincoln Plaza
500 North Akard Street
Dallas, Texas 75201
United States


1. Subject to and in consideration of the Offeror agreeing to make an offer (the "Offer") for the whole of the issued ordinary share capital of PES (International) Limited (the "Company") not already owned by the Offeror or its associates (as defined in section 430E of the Companies Act 1985) on the terms and conditions set out or referred to in the offer document (the "Offer Document") proposed to be dated [24th May] 1999, a copy of which is attached hereto, I, the undersigned, hereby irrevocably undertake that, provided that the Offer Document is despatched to the ordinary shareholders of the Company not later than [28th May] 1999 (or such later date as may be agreed between the Offeror and the Directors of the Company) and subject to the provisions of Clause 5 below:

     (i) being the beneficial owner and registered holder of Ordinary Shares of 10p each in the capital of the Company (which shares are all those owned beneficially by me) (the "Shares") and having all relevant authority to (and, upon the Offer being made) continuing to have all relevant authority to accept or procure acceptances of the Offer in respect of the Shares, I shall, within 7 days of receipt of the Offer Document and in accordance with the instructions set out therein, despatch or procure the despatch of duly executed forms of acceptance of the Offer in respect of all of the Shares and will at the same time forward the relevant share certificate(s) and/or other documents of title in respect of the Shares and I shall from time to time promptly complete, execute and deliver all other documents which the Offeror may reasonably require to perfect its title to the Shares;

     (ii) I shall not, prior to the closing or lapsing of the Offer or the withdrawal of the Offer (whichever is the earlier), sell, transfer, charge, pledge, encumber, grant any option over or otherwise dispose of or permit the sale, transfer, charging, encumbering, granting of any option over or other disposition of (save to the Offeror under the Offer), or accept any other offer in respect of, all or any of the Shares or enter into any agreement or arrangement with any other person, whether conditionally or unconditionally, to do all or any of the acts referred to in this paragraph;

     (iii) the Shares shall be acquired pursuant to the Offer free from all liens, charges and encumbrances and together with all rights attached thereto including all rights to dividends or other distributions hereafter declared, paid or made;

     (iv) I will not, without your consent, prior to the Offer closing or lapsing or the withdrawal of the Offer (whichever is the earlier) (in my capacity as a shareholder) requisition any meeting of the members of the Company or otherwise circulate any of the same;

     (v) I will exercise the votes attached to the Shares in favour of the resolutions set out in the notice to be sent with the Offer Document to shareholders in the Company convening an extraordinary general meeting of the Company on [21st June] 1999 and against any resolution proposed to adjourn such meeting;

     (vi) I will exercise the votes attached to the Shares or any of them in accordance with the Offeror's instructions in respect of any resolution which may be proposed at any general meeting of shareholders of the Company, or of any class of such shareholders, held during the period commencing with the date the Offer becomes or is declared unconditional and ending on the date on which the relevant Shares are registered in the name of the Offeror or its nominees following the Offer having become or been declared unconditional;


2. I understand that, this undertaking will, if the Offer Document is despatched to ordinary shareholders of the Company, be made available for inspection while the Offer remains open for acceptance and that particulars of it will be included in the Offer Document.

3.    In this undertaking:

     (i) the expression the "Shares" shall include any other shares in the Company attributable to or derived from the Shares and any shares issued in respect of the Shares or into which the Shares may be converted pursuant to any reorganisation of the share capital of the Company; and

     (ii) references to the "period of the Offer" are references to the period commencing on the date of this undertaking and continuing thereafter unless and until the Offer lapses without becoming unconditional or is withdrawn.

4. In order to secure the performance of my undertaking in paragraph 1 above, I hereby irrevocably appoint any Director of the Company to be my attorney in my name or otherwise and on my behalf to accept and approve the Offer, to sign any form or forms of acceptance and/or transfer relating thereto, to sign any other documents in relation to the Offer which require my signature as a shareholder in the Company and generally to comply with the terms of the Offer Document and such appointment shall be irrevocable in accordance with section 4 of the Powers of Attorney Act 1971 until the expiry of the period of the Offer or the withdrawal of my acceptance of the Offer pursuant to Clause 5 below.

5. Nothing contained in this letter shall prevent or restrict me from withdrawing my acceptance of the Offer should Halliburton determine to modify the terms of the Offer (other than to agree that it will accept a percentage less than 90% but more than 33% of the PES ordinary shares to which the Offer relates). In the event of me so withdrawing my acceptance of the Offer the undertakings contained in Clause 1 above shall lapse immediately notwithstanding that such undertakings may be expressed to be irrevocable.

6. Time shall be of the essence as regards any time, date or period mentioned in this undertaking or extended by mutual agreement.

7. The irrevocable undertaking contained in this letter shall be governed by and construed in accordance with the laws of England and I hereby submit to the non-exclusive jurisdiction of the English courts.


Dated         1999


IN WITNESS of which the party has signed this instrument as a deed and has delivered it upon dating it.


SIGNED as a DEED by                 )
                                    )
in the presence of:-                )

Signature of witness:

Name:
Address:
Occupation:

                IRREVOCABLE UNDERTAKING OF PES TRUSTEES LIMITED


Halliburton Company ("the Offeror")
Lincoln Plaza
500 North Akard Street
Dallas
Texas 75201
United States


1. Subject to and in consideration of the Offeror agreeing to make an offer (the "Offer") for the whole of the issued ordinary share capital of PES (International) Limited (the "Company") not already owned by the Offeror or its associates (as defined in section 430E of the Companies Act 1985) on the terms and conditions set out or referred to in the offer document (the "Offer Document") proposed to be dated [24th May] 1999, a copy of which is attached hereto, PES Trustees Limited ("PTL"), hereby irrevocably undertakes that, provided that the Offer Document is despatched to the ordinary shareholders of the Company not later than [28th May] 1999 (or such later date as may be agreed between the Offeror and the Directors of the Company) and subject to the provisions of Clause 5 below:

      (i) being the registered holder of 141,130 ordinary shares of 10p each in the capital of the Company ("the Shares") of which 135,964 Shares are subject to share options issued to various employees of the Company (the "Optionholders") and having all relevant authority to (and, upon the Offer being made) continuing to have all relevant authority to accept or procure acceptances of the Offer in respect of those Shares which are not transferred or required for transfer to Optionholders, PTL shall:

            (a) within 7 days of receipt of the Offer Document and in accordance with the instructions set out therein, despatch or procure the despatch of a duly executed form of acceptance of the Offer in respect of 64,996 of the Shares, being those Shares which are unallocated or which are allocated to options which certain Optionholders have given irrevocable undertakings not to exercise;

            (b) on receipt of notice from the Company or the Offeror that an
                Optionholder has elected to surrender his options, despatch or procure the despatch of a duly executed form of acceptance of the Offer in respect of those of the Shares allocated to such surrendered options, and shall at the same time forward the relevant share certificate(s) and/or other documents of title in respect of the relevant Shares and PTL shall from time to time promptly complete, execute and deliver all other documents which the Offeror may reasonably require to perfect its title to the Shares in respect of which it has accepted the Offer;

     (i) PTL shall not, prior to the closing or lapsing of the Offer or the withdrawal of the Offer (whichever is the earlier), sell, transfer, charge, pledge, encumber, grant any option over or otherwise dispose of or permit the sale, transfer, charging, encumbering, granting of any option over or other disposition of (save to the Offeror under the Offer), or accept any other offer in respect of, all or any of the Shares or enter into any agreement or arrangement with any other person, whether conditionally or unconditionally, to do all or any of the acts referred to in this paragraph;

     (ii) those Shares in respect of which PTL accepts the Offer, shall be acquired pursuant to the Offer free from all liens, charges and encumbrances and together with all rights attached thereto including all rights to dividends or other distributions hereafter declared, paid or made;

     (iii) PTL will not, without your consent, prior to the Offer closing or lapsing or the withdrawal of the Offer (whichever is the earlier) (in its capacity as a shareholder) requisition any meeting of the members of the Company or otherwise circulate any of the same;

     (iv) PTL will exercise the votes attached to the Shares in favour of the resolutions set out in the notice to be sent with the Offer Document to shareholders in the Company convening an extraordinary general meeting of the Company on [21st June] 1999 and against any resolution proposed to adjourn such meeting;

     (v) PTL will exercise the votes attached to the Shares or any of them in accordance with the Offeror's instructions in respect of any resolution which may be proposed at any general meeting of shareholders of the Company, or of any class of such shareholders, held during the period commencing with the date the Offer becomes or is declared unconditional and ending on the date on which the relevant Shares are registered in the name of the Offeror or its nominees following the Offer having become or been declared unconditional;

2. PTL understands that, this undertaking will, if the Offer Document is despatched to ordinary shareholders of the Company, be made available for inspection while the Offer remains open for acceptance and that particulars of it will be included in the Offer Document.

3.    In this undertaking:

      (i) the expression the "Shares" shall include any other shares in the Company attributable to or derived from the Shares and any shares issued in respect of the Shares or into which the Shares may be converted pursuant to any reorganisation of the share capital of the Company; and

      (ii) references to the "period of the Offer" are references to the period commencing on the date of this undertaking and continuing thereafter unless and until the Offer lapses without becoming unconditional or is withdrawn.

4. In order to secure the performance of the undertaking in paragraph 1 above, PTL hereby irrevocably appoints any Director of the Company to be its attorney in its name or otherwise and on its behalf to accept and approve the Offer, to sign any form or forms of acceptance and/or transfer relating thereto, to sign any other documents in relation to the Offer which require its execution as a shareholder in the Company and generally to comply with the terms of the Offer Document and such appointment shall be irrevocable in accordance with section 4 of the Powers of Attorney Act 1971 until the expiry of the period of the Offer or the withdrawal of its acceptance of the Offer pursuant to Clause 5 below.

5. Nothing contained in this letter shall prevent or restrict PTL from withdrawing its acceptance of the Offer should Halliburton determine to modify the terms of the Offer (other than to agree that it will accept a percentage less than 90% but more than 33% of the PES ordinary shares to which the Offer relates). In the event of PTL so withdrawing its acceptance of the Offer the undertakings contained in Clause 1 above shall lapse immediately notwithstanding that such undertakings may be expressed to be irrevocable.

6. Time shall be of the essence as regards any time, date or period mentioned in this undertaking or extended by mutual agreement.

7. The irrevocable undertaking contained in this letter shall be governed by and construed in accordance with the laws of England and PTL hereby submits to the non-exclusive jurisdiction of the English courts.


Dated         1999

IN WITNESS of which the party has signed this instrument as a deed and has delivered it upon dating it.


SIGNED as a DEED by                 )
PES TRUSTEES LIMITED                )
acting by                           )    .....................................
and                                 )    Director


                                         .....................................
                                         Director/Secretary